Exhibit 99.4

TEAM MEMBER FAQ

1.	Why is American Dental Partners entering into this agreement? Why is now the right time for ADPI to return to being a private company?

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Exiting the public markets, with the assistance of JLL Partners, will allow ADPI the flexibility to further focus our investment and resources on our long-term growth strategy and on our core asset – our people.

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The benefits of being a small-cap publicly traded company, particularly the access to capital provided by the public markets, are being outweighed by the costly, burdensome and time intensive requirements associated with being public.

•	This enables us to align with an owner who is committed to our core values, strategic goals and objectives, and commitment to quality care.

•	The transaction will also deliver strong value to shareholders.

2.	Why is JLL Partners the right buyer for American Dental Partners?

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JLL Partners is a leading private equity firm and is invested in our strategic goals: partnership in management, quality care and service, operating excellence, quality of work life, integration of technology, financial performance and continuous growth.

•	ADPI’s culture and mission are important reasons why JLL Partners wants to invest in the company.

3.	Will this affect my compensation and benefits?

•	We do not anticipate any impact on salary or bonus compensation as a result of this transaction.

4.	Will any locations be closed or jobs relocated as a result of this transaction?

•	We do not expect any locations to be closed or jobs relocated. JLL Partners is buying ADPI for the strength and quality of its business.

•	They have a long-term view on the future of dentistry, our company and how our company will capitalize on growth opportunities in the dental profession.

5.	Will my reporting structure change?

•	There will be no changes in your reporting structure or in the way that you interact with one another as a result of this transaction.

6.	Will this affect my relationship with patients?

•	This will have no impact on your relationship with patients, the way you interact with them or the way you care for them.

•	We remain committed to high quality oral health care.

7.	Will ADPI’s management team stay in place?

•	We expect that Greg Serrao and the management team will continue in their current positions.

8.	Does new ownership mean our culture will change?

•	JLL Partners highly values our culture and supports our mission to build a healthy, enduring organization.

•	Our core values, our culture and how we conduct our business were all important reasons in their decision to acquire ADPI.

•	Our culture and commitment to our people have remained unchanged through various phases of ownership over the last 15 years – and this will be the case for the current transaction.

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ADPI remains committed to opportunities that are best for our affiliated practices and dentists, team members and the patients we collectively serve. We will continue to invest in our people and our business.

9.	What impact will this transaction have on our business model and relationships?

•	This transaction is not expected to impact ADPI’s day-to-day engagement with our team members, affiliated practices and dentists, the patients we collectively serve or our commercial partners.

•	ADPI will continue to strive to be the nation’s leading business partner to dental group practices and will remain committed to high quality oral health care.

10.	Will this announcement affect any training or investment programs?

•	We do not expect that there will be changes to our ongoing initiatives as a result of this transaction.

•	We expect to continue with our scheduled rollout of EDR and digital radiology technology.

11.	If I am a participant in the ESPP, what will happen to this plan and my stock?

•	Your stock will be purchased as a part of the transaction at $19.00 per share at closing which is contemplated to occur during the first quarter of 2012.

•	Additional information will be filed in the company’s proxy statement.

12.	If I am a stock option holder, what will happen to my options?

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Your stock options, including those that are unvested, will immediately vest upon closing of the transaction which is contemplated in the first quarter of 2012, and you will be paid an amount for each option equal to the amount, if any, by which $19.00 exceeds the option exercise price, multiplied by the number of shares subject to the option.

•	Additional information will be filed in the company’s proxy statement.

Additional Information and Where to Find It:

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company with the Securities and Exchange Commission (when available) at the Securities and

Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.amdpi.com. The proxy statement and other relevant materials (when available) may also be obtained for free from the Company by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is, and will be, set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously or in the future filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from the Company at http://www.amdpi.com, or by directing a request to American Dental Partners, Inc., 401 Edgewater Place, Suite 430, Wakefield, Massachusetts 01880, telephone (781) 224-0880.

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